Exhibit 99.6(ii)

BYLAWS

OF

SYMETRA LIFE INSURANCE COMPANY

As last amended December 6, 2005

ARTICLE I

STOCKHOLDER’S MEETINGS

1.                                       ANNUAL MEETING. The annual meeting of the stockholders of the company for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at 1:30 o’clock in the afternoon on the last business day of April of each year or on such other day as may be designated by the Chairman of the Board of Directors, the President, or the Board of Directors.  The meeting shall be held at the registered office of the company, or at such other place as may be designated by the Chairman of the Board of Directors, the President, or the Board of Directors.

2.                                       SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes described in the notice may be called at any time by the Board of Directors to be held at such time and place as the Board may prescribe. At any time, upon the request of the Chairman of the Board, the President, or any of three (3) directors, or of any stockholder or stockholders holding in the aggregate one-fifth (1/5) of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at the registered office of the company at such time as the Secretary may fix, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the directors or stockholders making the request may do so.

3.                                       NOTICE OF MEETING. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale or other disposition of all or substantially all the assets of the company, or the dissolution of the company shall be given at least twenty (20) days prior to the day named for the meeting. Notice may be given either personally, by mail, or by any other medium (e.g. electronic mail) permitted by law or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Notice of any stockholders’ meeting may be waived in writing by any stockholder at any time, either before or after the meeting.

4.                                       ORGANIZATION OF MEETING - QUORUM. A stockholders’ meeting, duly called, can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of the holders of a majority of the voting power of all stockholders shall constitute a quorum; and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

5.                                       ADJOURNED MEETINGS. An adjournment or adjournments of any stockholders’ meeting may be taken to such time and place as those present may determine, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise; but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected, and in the case of any such meeting which is adjourned because of the failure of a quorum to attend, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

6.                                       VOTING AT MEETINGS. Each holder of stock shall at all times and for all purposes be entitled to one vote for each share of stock then of record in his name on the books of the company. Every stockholder shall have the right to cast his vote either in person or by proxy. All voting at stockholders’ meetings shall be viva voce, unless any qualified voter shall demand a vote by ballot. In the case of voting by ballot, each ballot shall state the name of the stockholder voting, the number of shares owned by him, and, in addition, if such vote be cast by proxy, it shall also state the name of the proxy.

7.                                       ACTION WITHOUT MEETING. Any action required to be taken at any meeting of the stockholders of the company, or any action which may be taken at any meeting of the stockholders, may be taken without meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

1.                                       NUMBER AND QUALIFICATIONS. The business affairs of the company shall be managed by a Board of five (5) or more directors, as set from time to time by resolution of the Board of Directors, which directors need not be stockholders of the company.

2.                                       ELECTION - TERM OF OFFICE. The directors shall be elected by the stockholders at each annual stockholders’ meeting to hold office until the next annual stockholders’ meeting and until their respective successors are elected and qualified. In the event of failure to hold an election of directors at any annual stockholders’ meeting, or in the event of failure to hold any annual stockholders’ meeting as provided in these Bylaws, election of directors may be held at a special meeting of the stockholders called for that purpose.

3.                                       VACANCIES. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors attending any regular meeting of the Board, or any special meeting, if the notice of such special meeting indicates that filling such vacancy is a purpose of the meeting

(even though less than a quorum is present). A director thus elected to fill any vacancy shall hold office for the unexpired term of the director’s predecessor, and until the director’s successor is elected and qualified.

4.                                       ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof.

5.                                       REGULAR MEETINGS. Regular meetings of the Board of Directors shall be required.  Regular meetings of the Board of Directors shall be held on such date and at such place as shall be specified in the notice thereof.  The regular meetings of the Board of Directors may be called by the Chairman, the President or the Secretary and shall be held upon forty-eight (48) hours’ notice, given to each Director, either personally, by mail, or by any other medium (e.g. electronic mail) permitted by law.

6.                                       SPECIAL MEETINGS. Special meetings of the Board may be held at any place at any time when called by the Chairman of the Board of Directors or the President, or when called by the Secretary or an Assistant Secretary on request of three (3) directors.

7.                                       NOTICE OF MEETINGS. No notice of the annual meeting of the Board of Directors shall be required. Notice of the time and place of regular or special meetings of the Board shall be given by the Secretary, or by the person calling the meeting, personally, by mail, or by any other medium (e.g. electronic mail) permitted by law, at least three (3) days prior to the date upon which the meeting is to be held; provided, that no notice of any meeting need be given to any director if it is waived by such director in writing, whether before or after such meeting is held or if the director is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors are either present or waive notice thereof. Oral notice is effective when communicated; written notice is effective upon dispatch if sent or delivered to the director’s address or other number appearing on the records of the company.

8.                                       QUORUM. A majority of the members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting.

9.                                       ACTION WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors of the company, or any action which may be taken at any meeting of the Board of Directors or of any committee, may be taken without meeting if a consent in writing, setting forth the action so to be taken, is signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

ARTICLE III

COMMITTEES

The Board of Directors shall have authority to establish by resolution such committees as the Board may from time to time deem necessary or advisable. The membership, duties and authority of such committees shall be as the Board may from time to time establish.

ARTICLE IV

OFFICERS

1.                                       OFFICERS ENUMERATED - ELECTION. The officers of the company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one year and until their successors are elected and qualified.

2.                                       QUALIFICATIONS. None of the officers of the company, except the Chairman of the Board of Directors and the President, needs be a director. Any two or more of the corporate officers may be combined in one person, except that the President and Secretary cannot be the same person.

3.                                       CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of stockholders and Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

4.                                       PRESIDENT. The President shall be the chief executive officer of the company and, subject to the ultimate authority of the Board of Directors, shall have general charge, supervision and control over the business and affairs of the company and shall be responsible for the management thereof.

5.                                       VICE PRESIDENTS. In the absence or disability of the President, one of the Vice Presidents, in the order determined by the order of their election, shall act as President, but a Vice President who is not a director cannot succeed to or fill the office of President. Each Vice President shall perform such other duties as the Board of Directors or the President may from time to time designate or assign. One or more of the Vice Presidents may be designated by the Board of Directors as Resident Vice President, Senior Vice President, Executive Vice President, or such other title as the Board deems appropriate for the position and duties.

6.                                       SECRETARY. The Secretary shall be the custodian of the records, books of account, and seal of the company and, in general, shall perform all duties usually incident to the office of Secretary, and make such reports and perform such other duties as may from time to time be requested or assigned by the Board of Directors or the President.

7.                                       ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary, the President, or the Board of Directors. In

the absence or disability of the Secretary, one of the Assistant Secretaries, in the order determined by the order of their election, shall perform all of the duties and may exercise any of powers of the Secretary.

8.                                       TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the company. The Treasurer shall deposit all such funds in the name of the company in such depositories or invest them in such investments as may be designated or approved by the Board of Directors, and shall authorize disbursement of the funds of the company in payment of just demands against the company, or as may be ordered by the Board of Directors on securing proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer, and shall perform such other duties as may from time to time be assigned by the Board of Directors or the President.

9.                                       ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer, the President, or the Board of Directors. In the absence or disability of the Treasurer, the Assistant Treasurers, in the order determined by the order of their election, shall perform all of the duties and may exercise any of the powers of the Treasurer.

10.                                 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary to exercise such powers and perform such duties as shall be determined from time to time by the Board.

11.                                 REMOVAL. Any officer of the company may be removed by the affirmative vote of a majority of the whole Board of Directors, whenever in their judgment the best interests of the company will be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

12.                                 FACSIMILE SIGNATURES. The President, with the Secretary, shall sign all policies of insurance issued by the company; provided, that facsimile signatures on policies shall be recognized as binding when countersigned by a regularly authorized agent of the company.

ARTICLE V

PROXIES

Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by this company in any other corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this company in the following order who shall attend such meeting, i.e., the Chairman of the Board of Directors, the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by this company at such meeting. Any one of the officers above named may execute a proxy appointing any other person as attorney and proxy to represent this company at such shareholders’ meeting and to vote upon all stock of such corporation owned or held by this company with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons.

ARTICLE VI

STOCK

1.                                       CERTIFICATES OF STOCK. Certificates of stock of the company shall be issued in such form in accordance with the corporation law of the state of Washington as may be approved by the Board of Directors, and may be signed by the President or any Vice President, and the Secretary or any Assistant Secretary.

2.                                       TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefore accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same by the record holder of the certificate; but no transfer shall be valid except as between the parties thereto until such transfer shall have been made on the books of the company. Except as specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the company until the outstanding certificate therefore has been surrendered to the company.

3.                                       STOCKHOLDERS OF RECORD. The company shall be entitled to treat the holder of record on the books of the company of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote on such stock.

4.                                       LOSS OR DESTRUCTION OF CERTIFICATES. In the case of loss or destruction of any certificates of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond or indemnity to the company. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.

5.                                       CLOSING OF TRANSFER BOOKS. The Board of Directors may close the books of the company against transfers of stock of the company for such period as the directors may from time to time determine, in anticipation of stockholders’ meetings, or the payment of any dividend or distribution, or any change or conversion or exchange of shares of the company.

6.                                       REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the company not inconsistent with the Bylaws, the Articles of Incorporation, or the laws of the state of Washington.

ARTICLE VII

INDEMNIFICATION

1.                                       DIRECTORS. To the full extent permitted by the Washington Business Corporation Act, the company shall indemnify any person who was or is a party to any proceeding (whether brought by or in the right of the company or otherwise) by reason of the fact that he or she is or was a director of the company, or, while a director of the company, is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him or her in connection with such proceeding.

2.                                       OFFICERS AND CERTAIN OTHER PERSONS. The company shall extend such indemnification as is provided to directors under paragraph 1 of this Article to any person, not a director of the company, who is or was an officer of the company or is or was serving at the request of the company as a director, officer, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. In addition, the Board of Directors may, by resolution, extend such further indemnification to an officer or such other person as may to it seem fair and reasonable in view of all relevant circumstances.

3.                                       OTHER EMPLOYEES AND AGENTS. The Board of Directors may, by resolution, elect to treat any employee or agent of the company as an “officer” of the company for the purpose of extending the indemnification provided in paragraph 2 of this Article.

4.                                       DEFINITIONS. For purposes of this Article, the terms “director,” “expenses,” “party” and “proceeding” have those meanings assigned to them in the “indemnification of directors and officers” sections of the Washington Business Corporation Act.  The term “company” has the meaning assigned to “corporation” under such Act.

5.                                       NOT EXCLUSIVE - CONTINUING. The indemnification provided by this Article shall not be deemed exclusive of other rights to which the director, officer, employee or agent may be entitled as a matter of law or by contract, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

SEAL

The seal of this company shall consist of a flat-faced, circular die with the words,

SYMETRA LIFE INSURANCE COMPANY

and with the words and figures “Corporate Seal, 1957” in the center, and with the word “Washington” also being shown on the face of the seal.

ARTICLE IX

COPIES OF RESOLUTIONS

Any person dealing with the company may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the stockholders, the Board of Directors, or such committees as may from time to time be established, when certified by the President, a Vice President, Secretary, or an Assistant Secretary.

ARTICLE X

AMENDMENT OF BYLAWS

1.                                       BY THE STOCKHOLDERS. These Bylaws may be amended, altered or repealed at any meeting of the stockholders, if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2.                                       BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting if notice of the proposed alteration or amendment is contained in the notice of such special meeting; provided, however, that the Board of Directors shall not amend, alter or repeal any Bylaw in such a manner as to affect in any way the qualification, classification, or term of office of the directors. Any action of the Board of Directors, with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the stockholders.